UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07:	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Hyatt Hotels Corporation (the “Company”) 2011 annual meeting of stockholders (the “Annual Meeting”) was held on June 15, 2011. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.	The Company’s stockholders elected each of the following directors to serve until the Company’s 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Thomas J. Pritzker	1,329,449,029	166,594	1,026,075
Byron D. Trott	1,314,529,225	15,086,398	1,026,075
Richard C. Tuttle	1,329,135,129	480,494	1,026,075
James H. Wooten, Jr.	1,329,182,311	433,312	1,026,075

The Company’s Board of Directors has appointed Mr. Wooten to the Audit Committee of the Board of Directors.

2.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2011 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,329,916,902	723,853	943	0

3.	The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,329,230,506	184,883	200,234	1,026,075

4.	The Company’s stockholders determined, on an advisory basis, to hold an advisory vote on executive compensation every year by the following votes:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
1,328,153,591	7,138	1,423,426	31,468	1,026,075

The Company’s Board of Directors has considered these results and determined that the Company will hold a non-binding advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: June 20, 2011	By:	/s/ Harmit J. Singh
Harmit J. Singh
Chief Financial Officer